UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
SCHEDULE 14C

Preliminary Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:
☐	Preliminary information statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14c-6(d)(2))
☒	Definitive information statement

Company Name:  HOUSERAISING, INC.

Payment of filing fee (check the appropriate box):
☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)
Title of each class of securities to which transaction applies: Common Stock, $.001 par value (“Common Stock”) and Class A Voting Convertible Preferred Stock, $.001 par value (“Class A Convertible Preferred”), convertible into 10 shares of Common Stock and Class B Voting Convertible Preferred Stock, $.001 par value (“Class B Convertible Preferred”), convertible into 10 shares of Common Stock and Class C Voting Convertible Preferred Stock, $.001 par value (“Class C Convertible Preferred”), convertible into 10 shares of Common Stock.

(2)
Aggregate number of securities to which transaction applies: 52,007,884 shares of Common Stock and 1,000,000 shares of Class A Convertible Preferred and 800,000 shares of Class B Convertible Preferred and 700,000 shares of Class C Convertible Preferred, representing shares entitled to a total of 77,007,884 votes at the Annual Meeting of Shareholders.

(3)	Per unit price/underlying value pursuant to Exchange Act Rule 0-11: Not applicable.

(4)	Proposed maximum aggregate value of transaction: Not applicable

(5)	Total fee paid: Not applicable

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.

(1)	Amount previously paid: Not applicable
(2)	Form, schedule or registration statement no.: Schedule 14C
(3)	Filing party: HouseRaising, Inc.
(4)	Date filed: April 16, 2007

HOUSERAISING, INC.
4801 E. Independence Blvd., Suite 201
Charlotte, North Carolina 28212

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 10, 2007

To the Stockholders of HouseRaising, Inc.:

Pursuant to the provisions of the North Carolina Business Corporation Act, the Undersigned, being the Secretary of HouseRaising, Inc., provides that:

Notice is hereby given that an Annual Meeting (the “Meeting”) of the stockholders of HouseRaising, Inc. (hereinafter referred to as “HRAI” or the “Company”), a North Carolina corporation, will be held at 4801 East Independence Blvd., Suite 708, Charlotte, North Carolina 28212, on May 10, 2007, at 10:00 a.m., EST.

The purpose of the Meeting is to consider, discuss, vote and act upon the following:

(i)	Election of Board of Directors.

(ii)	Approval of 2007 Accounting Firm.

(iii)	Presentation of Audited Results. Such results will be presented but are not an item to be voted on.

(iv)	Other Matters. To act upon such other matters as may properly come before the meeting or any postponements or adjournments thereof.

The record date for this annual meeting for all shareholders entitled to vote is March 9, 2007. Certain officers, directors, affiliates and five percent holders of the Company who own in excess of 50.00% of the outstanding voting shares of the Company have advised the Company that they intend to vote in favor of each item set forth above. Consequently, the proposals will be approved at the annual meeting of stockholders. We are not asking you for a proxy in conjunction with the Meeting, but you are urged to attend the Meeting to vote your shares in person.

If there are any questions or further information is required with respect to the proposals, please contact Gregory J. Wessling at 4801 East Independence Blvd., Ste. 201, Charlotte, North Carolina 28212, Tel: (704) 532-2121.

By order of the Board of Directors

/s/ Christine M. Carriker
Christine M. Carriker, Secretary
DATED: April 16, 2007

TABLE OF CONTENTS

General Information	4

Voting.	4

Election of Directors	5

Meetings and Committees	7

Security Ownership of Certain Owners	8

Executive Officers	10

Security Ownership of Management	10

Beneficial Ownership Reporting	12

Certain Relationships and Related Transactions	12

Executive Compensation	12

Compensation Committee Report	13

Audit Committee Report	18

Quorum for Meeting	20

Submission of Stockholder Proposals	21

HOUSERAISING, INC.
4801 E. Independence Blvd., Suite 201
Charlotte, North Carolina 28212

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL INFORMATION

This Information Statement is furnished on behalf of the Board of Directors of HouseRaising, Inc., a North Carolina corporation (the "Company") to provide notice of the Company's Annual Meeting of Stockholders to be held Thursday, May 10, 2007, Eastern Standard Time, at 10:00 a.m., at the headquarters of the Company, 4801 E. Independence Blvd., Conference Room, Charlotte, North Carolina 28212. This Information Statement is first being sent or given to stockholders of the Company on or about April 16, 2007.

VOTING

The common stock, $.001 par value (the "Common Stock"), of the Company is entitled to vote on all matters that are properly brought before the holders thereof for consideration. Only stockholders of record at the close of business on March 9, 2007, the record date, are entitled to vote at the Annual Meeting. As of the record date, there were 52,007,884 shares of Common Stock outstanding and approximately 131 record shareholders of the Common Stock, excluding shares held in street name. Each share of the Company's Common Stock is entitled to one vote. In addition, as of the record date, there were 1,000,000 shares of Class A Convertible Preferred Stock outstanding, which are entitled to ten (10) votes per share on all matters that are properly brought before the holders thereof for consideration, and the Class A Convertible Preferred Stock votes together with the Common Stock as a single class on all matters proposed. In addition, as of the record date, there were 800,000 shares of Class B Convertible Preferred Stock outstanding, which are entitled to ten (10) votes per share on all matters that are properly brought before the holders thereof for consideration, and the Class B Convertible Preferred Stock votes together with the Common Stock as a single class on all matters proposed. In addition, as of the record date, there were 700,000 shares of Class C Convertible Preferred Stock outstanding, which are entitled to ten (10) votes per share on all matters that are properly brought before the holders thereof for consideration, and the Class C Convertible Preferred Stock votes together with the Common Stock as a single class on all matters proposed.

Accordingly, as of the record date, there are a total of 54,507,884 combined voting shares entitled to cast 77,007,884 votes for all matters proposed at the Annual Meeting.

The shares of Common Stock and Class A, B & C Convertible Preferred Stock owned by members of the Board of Directors of the Company, which account for 17,264,734 shares of total combined voting power, or 22.4% of the total issued and outstanding votes, will be voted on all matters proposed at the Annual Meeting.

ELECTION OF DIRECTORS

A Board of Directors consisting of seven members will be elected at the Annual Meeting, each member to serve until the next Annual Meeting and until a successor shall be elected and shall qualify.

The affirmative vote of a majority of the total combined voting power represented by the shares of Common Stock and Class A, B & C Convertible Preferred Stock present in person or by proxy at the Annual Meeting is required to elect a director.

Brief statements setting forth the age (at March 9, 2007), the business experience, the year in which first elected a director, and other information concerning each nominee appear below. All such nominees are members of the present Board of Directors.

Gregory J. Wessling - Chairman of the Board, Chief Executive Officer & President of HouseRaising, Inc. (age 55) Mr. Wessling, a former Senior Executive and 33-Year Veteran of Lowe’s Companies, Inc. became HouseRaising’s Chairman and CEO in mid-June 2005 and added the tile of President in January, 2007. Mr. Wessling is highly regarded throughout the building and home improvement industries for the decisive management skills and expertise in strategic planning he demonstrated at Lowe's in corporate development and marketing on the national level. As he did for Lowe's, Mr. Wessling will lead HouseRaising, Inc. as the Company emerges from the strategic phase of its corporate development, into a nationwide force within the custom design/build and home improvement sectors of the industry. Mr. Wessling will manage and oversee the implementation of strategic national vendor relationships that will create added value for both homebuyers and homebuilders. Mr. Wessling was instrumental in transforming Lowe’s from a small regional lumber and building supply retailer into a nationwide chain of home products and improvement centers with 1,100 stores in 48 states. While at Lowe’s the company was listed on the NYSE and achieved the prestigious designation of Fortune 50 status. Mr. Wessling was elected to the board June 23, 2005.

Grant Neerings, Director, Chief Technology Officer of HouseRaising, Inc. and President, HouseRaisingAcademy, LLC. (age 50) Mr. Neerings has a long and successful career in the training, knowledge management and information technology fields. He was one of the founders of Egghead University and designed the Performance-based Training methodology used in its formal training programs. He was CEO of LearnBytes, an E-Learning program developer and operator that has has been acquired by HouseRaising, Inc. Earlier, Mr. Neerings was the Vice President of Information Technology for Muzak where he oversaw the digitization of over 150,000 music CDs. He has earned a BA in Philosophy from the University of Utah and an MA from Brigham Young University. Mr. Neerings has served on the board since 2004.

Kristy Carriker, Director, Co-Founder, Chief Administrative Officer & Secretary/Treasurer, HouseRaising, Inc. (age 45) Ms. Carriker is a Co-Founder of HouseRaising and has served on the Board of HouseRaising’s predecessor company since its inception in 1999 and our Company since 2004. She is responsible for all of HouseRaising’s Builder Service and Support activities that include project cost budgeting, new home customer financing, accounting and administrative services. Prior to participating in the founding of HouseRaising, for 20 years Ms. Carriker was Vice President of Administration for a large custom homebuilding company in Charlotte.

Robert M. Burroughs, Director (age 70) Robert M. Burroughs served as a North Carolina Superior Court Judge for over two decades, retiring as a Senior Judge. Judge Burroughs was introduced to HouseRaising’s business methodologies in the seventies when he purchased a custom home from the company’s founder, Bob McLemore. Judge Burroughs has served on the Board of HouseRaising’s predecessor company since its inception in 1999 and our Company since 2004.

James S. O’Connor, Director (age 73) Mr. O’Connor is a private investor residing in Palm Springs, CA and joined HouseRaising’s predecessor Board at its inception in 1999 and our Company in 2004. He brings decades of corporate management experience to HouseRaising, and has organized independent firms that he subsequently sold to public companies over the years.

Daniel S. Fogel, Director (age 59) Dr. Fogel is currently the Dean of Charlotte Programs and Executive Professor of Strategy at the renowned Wake Forest University, Babcock Graduate School of Management. In previous positions he was Dean of the International Management Center, Budapest, Hungary; Dean for the Czech Management Center in Prague, Czech Republic, and Associate Dean at the University of Pittsburgh and Tulane University. He was Professor of Business Administration and Director of the Institute for Industrial Competitiveness at the Joseph M. Katz Graduate School of Business, University of Pittsburgh. Dr. Fogel has consulted for diverse organizations, such as PPG, General Electric, Motorola (Brazil), Lockheed Martin, Lucent (Brazil), TESS (Brazil), Carvajal S.A. (Colombia), McGraw Hill, (Hungary and USA), Samsung, AT&T (Corporate), Parker Hannifin, Unisys, Keviep (Hungary), Timkin, University of Pittsburgh Medical Center, Pfizer, Inc., Holiday Inn, Inc., Pennsylvania Blue Shield, Tuscarora and TENNECO International. Mr. Fogel was elected to the Board in March, 2005.

Elizabeth A. McLemore, Director (age 33) Elizabeth Ann McLemore graduated with honors in 1996 from Queens College in Charlotte, North Carolina. She received a Bachelor of Science degree in Psychology. Ms. McLemore co-founded HouseRaising, Inc. and is a shareholder in the company. Elizabeth joined HouseRaising in 1999 as a consultant and was instrumental in developing System C’s Core Triangle. The core triangle encompasses the psychological and emotional aspects of custom homebuilding as it relates to buyers and builders alike. She helped develop the principles behind System C’s internal auditing process to ensure that HouseRaising’s 3,400 task system meets all the emotional needs of customers and that each task exists “for all the right reasons.” Ms. McLemore was elected to the Board in March, 2006.

MEETINGS AND COMMITTEES OF THE BOARD

Our Company was created by the merger of HouseRaising, Inc., a Delaware corporation, with and into Technology Connections, Inc., a North Carolina corporation (the “Merger”), pursuant to an Agreement and Plan of Merger, dated February 19, 2004 (the “Agreement”), which Merger was consummated on August 31, 2004. Shortly thereafter, the name of Technology Connections, Inc. was changed to HouseRaising, Inc. In connection with the Agreement and the Merger, a Definitive Information Statement on Schedule 14C was prepared and filed with the Commission, as well as mailed to stockholders, on August 10, 2004, a copy of which is available for review on the Commission’s web site at www.sec.gov. The Definitive Information Statement on Schedule 14C contains important information about HouseRaising, Inc., a Delaware corporation, and Technology Connections, Inc., and the terms and conditions of the Merger.

During 2006, the Board of Directors of the Company held four meetings and took twenty-seven actions by unanimous written consent without a meeting pursuant to North Carolina law. The Company has two standing committees of the Board of Directors, the Audit Committee and Compensation Committee, which took corporate actions and which met during 2006 as described below. Each incumbent director attended at least 75% of the total number of meetings of the Board of Directors, and the committee of the Board on which they served during their tenure in 2006.

Audit Committee. The Company has an Audit Committee which was established in February of 2005 and has the authority and responsibility of overseeing the work of the independent public accountant for the Company and to meet with such accountant from time to time to determine the adequacy of the Company’s accounting systems and controls, as well as audit procedures. The Audit Committee has held four formal meetings in 2006 and adopted a Committee Charter governing its operations. (See Audit Committee Report later in this document)

Compensation Committee. The Compensation Committee has the authority and responsibility to administer the Company’s Non-Qualified Employee Stock Compensation Plan and to handle other director, officer, employee and independent contractor compensation matters. The members of the Compensation Committee took action on nineteen separate occasions during 2006, most of which related to authorizing stock compensation to officers and independent contractors of the Company. The Company has had a unique system of compensation, pursuant to which some officers and independent contractors are awarded shares of Common Stock in lieu of cash wages, which enables the Company to conserve its cash for working capital purposes and reward officers and independent contractors with a continuing participation in the future of the Company. The officers and independent contractors can also sell their shares of Common Stock in the market, subject to compliance with the Securities Act of 1933, as amended, and with the consultation and advice of our securities counsel, and thereby recognize the proceeds of sale for their day-to-day needs. During 2005, this was the principle means of compensating officers and independent contractors. On January 1, 2006, the Company began paying cash compensation for all officers and most independent contractors. (See Compensation Committee Report later in this document).

Other Functions. There is no standing nominating committee of the Board of Directors, nor is there any committee of the Board of Directors performing similar functions.

Director Compensation. Directors who are also officers of the Company do not receive directors' fees or other amounts in compensation for participation on the Board of Directors or a committee of the Board of Directors. All other directors are each reimbursed for any travel expenses for each meeting of the Board of Directors attended and $6,250 payable in restricted common stock for each quarter’s board meeting in attendance.

SECURITY OWNERSHIP OF CERTAIN OWNERS

Set forth below is information with respect to each person, entity or group known to have been the beneficial owner of more than 5% of the Company's total combined voting shares, consisting of Common Stock and Class A, B & C Convertible Preferred Stock, as of March 9, 2007.

Name and Address of Beneficial Owner Votes	Shares Beneficially Owned (1)(3)(4)(5)	Percent of Total Combined (7)
Estate of Robert V. McLemore	10,406,166 (2)	24.8%
c/o HouseRaising, Inc.	366,452(2)(3)
4801 E. Independence Blvd. Ste 201	500,000 (2)(4)
Charlotte, NC 28212

Gregory J. Wessling	3,312,973	13.4%
c/o HouseRaising, Inc.	200,000 (4)
4801 East Independence Blvd., Ste 201	500,000 (5)
Charlotte, NC 28212

Robert V. McLemore Revoc. Trust	6,704,040 (6)	11.9%
c/o HouseRaising, Inc.	245,671 (6)(3)
4801 East Independence Blvd., Ste 201
Charlotte, NC 28212

Linda W. McLemore	6,197,306	11.0%
c/o HouseRaising, Inc.	227,101 (3)
4801 East Independence Blvd., Ste 201
Charlotte, NC 28212

(1)	Except as otherwise indicated, the beneficial owner of the shares exercises sole voting and investment powers.

(2)
As a result of the passing of Robert V. McLemore in November, 2006, the Estate of Robert V. McLemore is the beneficial owner of the shares of Common Stock and Class A and B Preferred Stock. David A. Ervin and Christine M. Carriker serve as co-executors of the Estate of Robert V. McLemore and jointly have voting and investment powers as co-executors.

(3)
Represents ownership of Class A Convertible Preferred Stock, ofwhich 1,000,000 shares are currently outstanding. Each share of Class A Convertible Preferred Stock is convertible into ten (10) shares of common stock after five (5) years from the date of issuance, and currently votes on an “as converted” basis with the shares of common stock on all matters, including voting on the election of directors.

(4)
Represents ownership of Class B Convertible Preferred Stock, of which 800,000 shares are currently outstanding. Each share of Class B Convertible Preferred Stock is convertible into ten (10) shares of common stock after three (3) years from the date of issuance, and currently votes on an “as converted” basis with the shares of common stock on all matters, including voting on the election of directors.

(5)
Represents ownership of Class C Convertible Preferred Stock, of which 700,000 shares are currently outstanding. Each share of Class C Convertible Preferred Stock is convertible into ten (10) shares of common stock after three (3) years from the date of issuance, and currently votes on an “as converted” basis with the shares of common stock on all matters, including voting on the election of directors.

(6)
As a result of the passing of Robert V. McLemore in November, 2006, Linda W. McLemore and the Family of Robert V. McLemore are the beneficial owners of the shares of Common Stock and Class A Convertible Preferred Stock held by the Robert V. McLemore Revoc. Trust. David A. Ervin is the Trustee of the Robert V. McLemore Revoc. Trust and has voting and investment powers as Trustee.

(7)
Total combined voting shares represents 52,007,884 shares of Common Stock; and 1,000,000 shares of Class A Convertible Preferred Stock, which is convertible after five (5) years from the date of issuance into ten (10) shares of Common Stock and which currently votes on an “as converted” basis together with the shares of Common Stock; and 800,000 shares of Class B Convertible Preferred Stock, which is convertible after three (3) years from the date of issuance into ten (10) shares of Common Stock and which currently votes on an “as converted” basis together with the shares of Common Stock; and 700,000 shares of Class C Convertible Preferred Stock, which is convertible after three (3) years from the date of issuance into ten (10) shares of Common Stock and which currently votes on an “as converted” basis together with the shares of Common Stock. Accordingly, the total combined voting shares have the right to cast 77,007,884 votes.

EXECUTIVE OFFICERS

The Bylaws of the Company provide for the election of executive officers annually at the meeting of the Board of Directors following the Annual Meeting of Stockholders. Executive officers serve until their successors are chosen and qualified or until their death, resignation or removal.

Brief statements setting forth the age (at March 9, 2007), the offices held and the business experience during the past five years of each executive officer appears below:

Gregory J. Wessling (age 55): Chairman of the Board, Chief Executive Officer and President. For the biography of Mr. Wessling, see “Election of Directors”.

Kristy M. Carriker (age 45): Director, Co-Founder, Chief Administrative Officer, and Secretary/Treasurer. For the biography of Ms. Carriker, see “Election of Directors”.

Grant Neerings (age 50): Director, Chief Technology Officer. For the biography of Mr. Neerings, see “Election of Directors”.

Richard A. von Gnechten, Chief Financial Officer of HouseRaising, Inc.(age 43) Mr. von Gnechten was formerly Financial Vice President and CFO for $2 billion Hawaiian Electric Company, Inc. (NYSE: HE), where he was responsible for all aspects of the Company’s financial management, including accounting, finance, treasury, risk management, information technology and other related matters. Under Mr. von Gnechten’s guidance and leadership, the Company maintained a superior credit rating, despite difficult circumstances prevalent in the energy market. During his tenure at Hawaiian Electric, the Company was recognized as a top public company for corporate governance and disclosure transparency. Mr. von Gnechten has 20 years experience as CEO, CFO or controller of growing companies and is recognized for his expertise in Sarbanes-Oxley compliance. As a proven leader in the public arena, Mr. von Gnechten is engaged through Ravon Corporation for financial and SEC matters for HouseRaising, Inc. and its subsidiaries. He has a BA in Economics from the University of Denver, an MBA from Dartmouth’s Tuck School of Business and is a Financial Management graduate from Stanford’s Graduate School of Business.

SECURITY OWNERSHIP OF MANAGEMENT

Set forth below is information with respect to shares of each class of voting equity security of the Company beneficially owned by directors of the Company, naming them, and by all directors and officers of the Company as a group, as of March 9, 2007. The address of each of the officers and directors is c/o HouseRaising, Inc., 4801 E. Independence Boulevard, Ste. 201, Charlotte, NC 28212.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (2)	Percentage of Total Combined Voting Shares (3)(4)(5)(6)(7)
Gregory J. Wessling	3,312,973 (1)	13.4%
	200,000 (5)
	500,000 (6)

Kristy M. Carriker	1,552,827 (1)	4.1%
	56,775 (4)
	100,000 (6)

Elizabeth A. McLemore	1,573,365 (1)	2.8%
	56,775 (4)

Grant Neerings	525,000 (1)	2.0%
	100,000 (5)

Richard A. von Gnechten	154,622 (1)	1.5%
	100,000 (6)

James O’Connor	94,338 (1)	*

Robert M. Burroughs	41,693 (1)	*

Daniel S. Fogel	29,038 (1)	*

Total All Officers & Directors	8,397,406	23.9%

(1)	Represents ownership of shares of Common Stock, $.001 par value.

(2)	Except as otherwise indicated, the beneficial owner of the shares exercises sole voting and investment powers.

(3)
Percentages are calculated on the basis of the amount of outstanding securities plus, for each person or group, any securities that person or group has the right to acquire within 60 days pursuant to option, conversion privileges or other rights. An asterisk signifies less than 1%.

(4)
Represents ownership of Class A Convertible Preferred Stock, of which 1,000,000 shares are currently outstanding. Each share of the Class A Convertible Preferred Stock is convertible into ten (10) shares of common stock after five (5) years from the date of issuance, and currently votes on an “as converted” basis with the shares of common stock on all matters, including voting on the election of directors.

(5)
Represents ownership of Class B Convertible Preferred Stock, of which 800,000 shares are currently outstanding. Each share of the Class B Convertible Preferred Stock is convertible into ten(10) shares of common stock after three (3) years from the date of issuance, and currently votes on an “as converted” basis with the shares of common stock on all matters, including voting on the election of directors.

(6)
Represents ownership of Class C Convertible Preferred Stock, of which 700,000 shares are currently outstanding. Each share of the Class C Convertible Preferred Stock is convertible into ten (10) shares of common stock after three (3) years from the date of issuance, and currently votes on an “as converted” basis with the shares of common stock on all matters, including voting on the election of directors.

(7)
Represents shares having a total combined voting power of 77,007,884, which is the sum of 52,007,884 shares of Common Stock and 1,000,000 shares of Class A Convertible Preferred Stock which are entitled to ten (10) votes per share and 800,000 shares of Class B Convertible Preferred Stock which are entitled to ten (10) votes per share and 700,000 shares of Class C Convertible Preferred Stock which are entitled to ten (10) votes per share.

BENEFICIAL OWNERSHIP REPORTING

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and beneficial owners of more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of such forms furnished to the Company during or with respect to its fiscal year ended December 31, 2006 by the persons and entities filing same, the Company believes that during its fiscal year-ended December 31, 2006 all beneficial ownership reports required to be filed pursuant to Section 16(a) by directors and officers of the Company and by beneficial owners of more than 10% of the Company's outstanding Common Stock have been filed on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no relationships of related party transactions to disclose for HouseRaising, Inc. and its affiliates. Christine M. Carriker, Director, and Elizabeth A. McLemore, Director are sisters and daughters of the deceased Founder, Mr. Robert V. McLemore.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We maintain a peer-based executive compensation program comprised of fixed and performance variable elements. The design and operation of the program reflect the following objectives:

•	Recruiting and retaining talented leadership.

•	Implementing measurable performance targets.
•	Correlating compensation directly with shareowner value.
•	Emphasizing performance based compensation, progressively weighted with seniority level.
•	Adherence to high ethical, safety and leadership standards.

Designing a Competitive Compensation Package

Recruitment and retention of leadership to manage our Company requires a competitive compensation package. Our Board of Directors emphasizes (i) fixed compensation elements of base salary and benefits that compare with our compensation peer group of companies, (ii) variable compensation contingent on above-target performance and (iii) long-term stock options contingent on continued tenure with the company. The compensation peer group consists of those companies in the Carolina region that we deem to compete with our Company for executive talent. Individual compensation will vary depending on factors such as performance, job scope, abilities, tenure and retention risk.

Fixed Compensation

The principal element of fixed compensation not directly linked to performance targets is base salary and benefits (e.g. health, life and disability insurance). We target the value of fixed compensation generally at the median of our compensation peer group to facilitate a competitive recruitment and retention strategy.

Incentive Compensation

Our incentive compensation programs are linked directly to earnings growth, cash flow, and total shareowner return. Annual bonuses are tied to the current year’s performance of our company and exceeding targeted results set by management. Linking compensation opportunities to these targets, in the view of the Committee, establishes a compensation strategy fully aligned with shareowner interests.

Long-term Incentive Compensation

Our long-term incentive compensation programs are provided through stock options, vesting annually over a three to five year period and exercisable for up to ten years from the date of grant with an exercise price at or above market (with a floor of $0.50). Linking long-term compensation opportunities to on-going tenure with the company and overall stock price appreciation, in the view of the Committee, establishes a compensation strategy fully aligned with shareowner interests.

Management Agreements

Our executives have long-term management agreements which extend for approximately three years and specify fixed based compensation, expense reimbursement, benefits, incentive compensation opportunity and long-term incentive compensation. An explanation of the principal elements of compensation for each Executive affecting the NEOs for the prior three years is shown in the Summary Compensation Table below.

Report of the Committee on Compensation

The Committee on Compensation establishes and oversees the design and functioning of the Company’s executive compensation program. We have reviewed and discussed the foregoing Compensation Discussion and Analysis with the management of the Company. Based on this review and discussion, we recommend to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Form 14-C Preliminary Information Statement and Form 14-C Definitive Information Statement and incorporated by reference to the Company’s Form 10-KSB for the period ended December 31, 2006.

SUBMITTED BY THE
COMPENSATION COMMITTEE
OF THE HOUSERAISING BOARD OF DIRECTORS
Robert M. Burroughs, Chair
Christine M. Carriker
James S. O’Connor

SUMMARY COMPENSATION TABLE

The compensation paid by the Company and its affiliates for each of the last three completed fiscal years to (i) the Principal Executive Officer ("PEO"), (ii) the Principal Financial Officer (“PFO”) and (iii) each of the three most highly compensated executive officers, other than the PEO and PFO, whose total annual salary and bonus exceeded $100,000, (the "Named Executive Officers") was as follows:

Name and Principal Position	Year	Salary($)	Stock Bonus($)	Option Awards($)	All Award($)	Total Other($)	($’s)

Gregory J. Wessling	2006	--	--	$1,026,483(a)	--	--	$1,026,483(a)
Chairman, CEO &	2005	--	--	$272,003(a)	--	--	$272,003(a)
President [PEO]	2004	--	--	--	--	--	--

Robert V. McLemore(b)	2006	--	--	$1,591,532(b)	--	--	$1,591,532(b)
President	2005	--	--	$337,259(b)	--	--	$337,259(b)
	2004	--	--	$480,000(b)	--	--	$480,000(b)

Richard A. von Gnechten	2006	$192,034(c)	--	--	--	--	$192,034(c)
Chief Financial Officer	2005	$158,588(c)	--	$36,027(c)	--	--	$194,615(c)
[PFO]	2004	--	--	--	--	--	--

Grant Neerings	2006	$114,545(d)	--	$250,000(d)	--	--	$364,545(d)
Chief Technology	2005	$52,924(d)	--	$31,175(d)	--	--	$84,099(d)
Officer	2004	--	--	$387,350(d)	--	--	$387,350(d)

Christine M. Carriker	2006	$143,538(e)	--	--	--	--	$143,538(e)
Secretary/Treasurer/	2005	$123,019(e)	--	$14,450(e)	--	--	$137,469(e)
Chief Admin Officer	2004	--	--	$98,000(e)	--	--	$98,000(e)

(a) Represents four awards totaling 1,794,078 shares of Common Stock (of which 67,717 shares were for reimbursement of expenses) in 2006 pursuant to the Company’s 2006 Non-Qualified Stock Compensation Plan and five awards totaling 557,875 shares of Common Stock in 2005 pursuant to the Company’s 2004 Non-Qualified Stock Compensation Plan, as amended. The closing price of the Common Stock on the Over-The-Counter Bulletin Board on the date of each award was used to determine the fair market value for the awards, or $526,483 and $272,003 for 2006 and 2005 respectively. In addition, in 2006, Mr. Wessling was awarded 200,000 share of Class B Convertible Preferred Stock which is convertible into ten (10) shares of common stock after three (3) years from the date of issuance. The closing price of the Common Stock on the Over-The-Counter Bulletin Board on the date of award was used to determine the fair market value for this award, or $500,000. While Mr. Wessling reports this value for purposes of Item 402 of Regulation S-B, he advises that it may not represent the value of the 1,794,078 shares of Common Stock and 200,000 Class B Convertible Preferred Stock in 2006 and 557,875 shares of Common Stock in 2005 for federal income tax or other purposes because of the discount that would be attributed to such a large block of shares and the conversion provision of the preferred stock.

(b) Mr. McLemore passed away in November, 2006. Compensation for 2006 reflects payments made or earned during his service to the Company. Represents four awards totaling 1,127,016 shares of Common Stock in 2006 pursuant to the Company’s 2006 Non-Qualified Stock Compensation Plan and six awards totaling 695,650 shares of Common Stock in 2005 and one award of 1,000,000 shares of Common Stock in 2004 pursuant to the Company’s 2004 Non-Qualified Stock Compensation Plan, as amended. The closing price of the Common Stock on the Over-The-Counter Bulletin Board on the date of each award was used to determine the fair market value for the awards in 2005 and 2004, or $337,259 and $480,000 respectively. In addition, in 2006, Mr. McLemore was awarded 500,000 share of Class B Convertible Preferred Stock which is convertible into ten (10) shares of common stock after three (3) years from the date of issuance. The closing price of the Common Stock on the Over-The-Counter Bulletin Board on the date of award was used to determine the fair market value for this award, or $1,250,000. While Mr. McLemore reports this value for purposes of Item 402 of Regulation S-B, he advises that it may not represent the value of the 1,127,016 shares of Common Stock and 500,000 Class B Convertible Preferred Stock in 2006, 696,650 shares of Common Stock in 2005 and 1,000,000 shares of Common Stock in 2004 for federal income tax or other purposes because of the discount that would be attributed to such a large block of shares and the conversion provision of the preferred stock.

(c) Represents three awards totaling 212,412 shares of Common Stock in 2005 (149,912 of these shares were prepaid and subject to forfeiture until earned) pursuant to the Company’s 2004 Non-Qualified Stock Compensation Plan, as amended. The closing price of the Common Stock on the Over-The-Counter Bulletin Board on the date of each award or the actual price received when sold, if known, was used to determine the fair market value for the awards in 2005, or $36,027. While Mr. von Gnechten reports this value for purposes of Item 402 of Regulation S-B, he advises that it may not represent the value of the 212,412 shares of Common Stock in 2005 for federal income tax or other purposes because of the discount that would be attributed to such a large block of shares and given the forfeiture provision until earned. Beginning August 10, 2005, Mr. von Gnechten was compensated through Ravon Corporation for services rendered to the Company, which totaled $192,034 in 2006 and $158,588 in 2005.

(d) In 2006, represents an award of 100,000 shares of Class B Convertible Preferred Stock which is convertible into ten (10) shares of common stock after three (3) years from the date of issuance. The closing price of the Common Stock on the Over-The-Counter Bulletin Board on the date of award was used to determine the fair market value for this award, or $250,000. It also represents one award totaling 2,500 shares of Common Stock in 2005 and four awards totaling 705,000 shares of Common Stock in 2004 (including shares provided for services by LearnBytes, LLC, a company controlled by Mr. Neerings) pursuant to the Company’s 2004 Non-Qualified Stock Compensation Plan, as amended. Mr. Neerings also received 75,000 shares of restricted Common Stock in 2005. The closing price of the Common Stock on the Over-The-Counter Bulletin Board on the date of each award was used to determine the fair market value for the awards in 2005 and 2004, or $31,175 and $387,350 respectively. While Mr. Neerings reports this value for purposes of Item 402 of Regulation S-B, he advises that it may not represent the value of the 100,000 shares of Class B Convertible Preferred Stock in 2006 and the 77,500 shares of Common Stock in 2005 and 705,000 shares of Common Stock in 2004 for federal income tax or other purposes because of the discount that would be attributed to such a large block of shares, the restricted nature of a portion of the shares and since the shares in 2004 were paid to LearnBytes, LLC. Beginning August 1, 2005, Mr. Neerings was paid cash compensation by the company totaling $114,545 in 2006 and $52,924 in 2005. As reported on SEC Form 8-K on August 10, 2005, Mr Neerings was paid stock for the assets of LearnBytes, LLC which is not reflected in these numbers.

(e) Represents three awards totaling 58,122 shares of Common Stock in 2005 and three awards totaling 220,000 shares of Common Stock in 2004 pursuant to the Company’s 2004 Non-Qualified Stock Compensation Plan, as amended. The closing price of the Common Stock on the Over-The-Counter Bulletin Board on the date of each award or the actual price received when sold, if known, was used to determine the fair market value for the awards in 2005 and 2004, or $14,450 and $98,000 respectively. While Ms. Carriker reports this value for purposes of Item 402 of Regulation S-B, she advises that it may not represent the value of the 58,122 shares in 2005 and 220,000 shares in 2004 for federal income tax or other purposes because of the discount that would be attributed to such a large block of shares. Beginning July 1, 2005, Ms. Carriker was paid cash compensation by the company totaling $143,538 in 2006 and $123,019 in 2005.

Mr. Wessling has a Management Agreement with the Company dated June 23, 2005 to serve as CEO as reported on SEC Form 8-K filed on July 1, 2005, as amended as reported on SEC Form 8-K filed on August 16, 2006. Prior to his death, Mr. McLemore had a Management Agreement, as amended, with the Company to serve as President as reported on SEC Form 10-QSB filed on November 15, 2005 and as amended as reported on SEC Form 8-K filed on August 16, 2006. Mr. von Gnechten has a Management Agreement with the Company, through Ravon Corporation, to serve as Chief Financial Officer dated February 14, 2005, as amended, as reported on SEC Form 10-KSB on March 30, 2005 and as amended as reported on SEC Form 8-K filed on January 22, 2007. Nr. Neerings has a Management Agreement with the Company to serve as Chief Technology Officer of the Company and President of HouseRaising Academy, LLC (a subsidiary of the Company) dated August 1, 2005 as reported on SEC Form 8-K filed on August 10, 2005 and as amended as reported on SEC Form 8-K filed on August 16, 2006 and January 22, 2007. Ms. Carriker has a Management Agreement with the Company to serve as Senior Vice President and Chief Administrative Officer dated January 1, 2005 as reported on SEC Form 10-KSB filed on March 30, 2005 and as amended as reported on SEC Form 8-K filed on January 22, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Exercise Date

Gregory J. Wessling	1,250,000	--	--	$0.50	6/23/2015(b)
	--	1,250,000	--	$0.50	6/23/2015(c)
	--	1,250,000	--	$0.50	6/23/2015(d)
	--	1,250,000	--	$0.50	6/23/2015(e)

Robert V. McLemore(a)	--	--	--	--	--
	--	--	--	--	--
	--	--	--	--	--

Richard A. von Gnechten	833,333	--	--	$0.50	2/1/2017(f)
	--	666,666	--	$0.50	2/1/2017(g)
	--	666,667	--	$0.50	2/1/2017(h)
	--	666,667	--	$0.50	2/1/2017(i)

Grant Neerings	800,000	--	--	$0.50	2/1/2017(f)
	--	400,000	--	$0.50	2/1/2017(g)
	--	400,000	--	$0.50	2/1/2017(h)
	--	400,000	--	$0.50	2/1/2017(i)

Christine M. Carriker	400,000	--	--	$0.50	2/1/2017(f)
	--	400,000	--	$0.50	2/1/2017(g)
	--	400,000	--	$0.50	2/1/2017(h)
	--	400,000	--	$0.50	2/1/2017(i)

There were no Stock Awards that vest over time.

(a)	Mr. McLemore passed away in November, 2006 and had not earned any options under his Management Agreement.
(b)	Scheduled to vest on February 9, 2007.
(c)	Scheduled to vest on February 9, 2008.
(d)	Scheduled to vest on February 9, 2009.
(e)	Scheduled to vest on February 9, 2010.
(f)	Scheduled to vest on February 1, 2007.
(g)	Scheduled to vest on February 1, 2008.
(h)	Scheduled to vest on February 1, 2009.
(i)	Scheduled to vest on February 1, 2010.

DIRECTOR COMPENSATION

Fees
	Earned			All Other
	or Paid	Stock	Option	(incl Non-Equity)	Total
Name	in Cash ($)	Awards ($)	Awards ($)	Compensation	($)

Robert M. Burroughs	--	--	--	--	--

Kristy M. Carriker	--	--	--	--	--

Daniel S. Fogel	--	--	--	--	--

Elizabeth A. McLemore	--	--	--	--	--

Robert V. McLemore	--	--	--	--	--

Grant Neerings	--	--	--	--	--

James S. O’Connor	--	--	--	--	--

Gregory J. Wessling	--	--	--	--	--

Executive Officers of the Company that also serve as Board of Directors, including Kristy M. Carriker, Robert V. McLemore (prior to his death), Grant Neerings and Gregory J. Wessling receive no additional compensation for their service on the board. No payments were made in 2006 for services as a Board of Direct. The first payment of 24,038 shares (equivalent to $6,250) was made in the first quarter of 2007.

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. It operates and acts under a written charter, which was adopted and approved by the Committee and HouseRaising’s Board of Directors. A copy of the Audit Committee Charter was attached to the April 7, 2006 Schedule 14-C Definitive Information Statement as Attachment A and is incorporated herein by reference. The Board has determined that one of the three directors of the Audit Committee meet independence and other qualification requirements typically required of major exchanges and securities laws. Mr. Fogel has been determined by the Board of Directors to be the “audit committee financial expert” on the Audit Committee. In addition, the Audit Committee meetings are typically attended by HouseRaising’s legal counsel.

The Audit Committee oversees the Company's financial process on behalf of the Board of Directors. Management has the primary responsibility for the Company's consolidated financial statements and reporting process, including the systems of internal control. The independent registered public accounting firm has the responsibility for the independent audit of the consolidated financial statements and expressing an opinion on the conformity of those audited consolidated financial statements with U. S. generally accepted accounting principles.

In connection with these responsibilities, the Audit Committee held four meetings in 2006. In these meetings with management and periodically the Company’s independent registered public accounting firm, Traci Anderson, CPA (“Anderson”), the Committee's review and discussion included the audited consolidated financial statements, audit plan, and quality/adequacy of internal controls. The Committee believes that management maintains effective systems of internal control that result in fairly presented consolidated financial statements. Discussions with Anderson included the matters required by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards §380), which incorporates information regarding the scope and results of the audit.

Independent Registered Public Accounting Firm's Independence

Anderson has served as the independent auditor for the Company for the fiscal year ended December 31, 2006. The Company has proposed that Anderson be selected to serve in such capacity for the fiscal year ending December 31, 2007, subject to formal approval at the Annual Meeting of Shareholders. Representatives of Anderson’s firm are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and are also expected to be available to respond to appropriate questions.

Anderson provided the Committee with written disclosures and a letter regarding its independence from management as required by Independence Standards Board Standard No. I (Independence Discussions with Audit Committee). Based on its review of the disclosure statements and discussions with Anderson, the Audit Committee satisfied itself as to the independence of the external auditor.

Auditors' Fees

The following table sets forth the fees paid or payable to Anderson relating to the audit of the annual financial statements for the year ended December 31, 2005 and 2006 and all fees billed for other services rendered by Anderson during those periods. Anderson was engaged by the Company following the merger that became effective August 31, 2004.

Year Ended December 31	2005	2006
	Anderson	Anderson
Audit Fees (1)	$ 16,000	$ 16,000
Audit-Related Fees (2)	--	--
Tax Fees (3)	--	--
All Other Fees (4)	--	--
Total Accounting Fees and Services	$16,000	$16,000

(1)
Audit Fees. These are fees for professional services for our audit of the annual financial statements, and for the review of the financial statements included in our filings on Form 10-KSB, and for services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees. These are fees for the assurance and related services reasonably related to the performance of the audit or the review of our financial statements.
(3)	Tax Fees. These are fees for professional services with respect to tax compliance, tax advice, and tax planning.
(4)	All Other Fees. These are fees for permissible work that does not fall within any of the other fee categories, i.e., Audit Fees, Audit-Related Fees, or Tax Fees.

Pre-Approval Policy For Audit and Non-Audit Services:

The Audit Committee approved and adopted pre-approval policies and procedures for non-audit services proposed to be performed by the Company's independent auditor. The policies and procedures were implemented in 2005. Requests for non-audit services are reviewed by senior management and, once approved, are forwarded to the Chair of the Audit Committee for pre-approval. The Audit Committee is asked to ratify the Chair's pre-approval at its next scheduled meeting. In addition, the Audit Committee, pursuant to the terms of its charter, approves all audit services to be performed by the independent auditor. All pre-approvals shall be contingent on a finding by the Board, audit committee, or delegate, as the case may be, that the provision of the proposed services is compatible with the maintenance of the auditor's independence in the conduct of its auditing functions. In no event shall any non-audit related service be approved that would result in the independent auditor no longer being considered independent under the applicable rules and regulations of the Securities and Exchange Commission. All of the services rendered to the Company by Anderson were pre-approved by our Board of Directors.

Based on its review and discussion of the audited financial statements for the fiscal year ended December 31, 2006 with Anderson and management and its review of the representations of Anderson and management as to the independence of the auditor and such other matters as are set forth above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statement be included in Company’s 2006 Annual Report on Form 10-KSB for filing with the Commission.

SUBMITTED BY THE
AUDIT COMMITTEE
OF THE HOUSERAISING BOARD OF DIRECTORS
Daniel S. Fogel, Chair
Elizabeth A. McLemore
Grant Neerings

QUORUM FOR MEETING

The Bylaws of the Company require, for a quorum, the presence at the meeting, in person or by proxy, of the holders of a majority of the shares of capital stock of the Company entitled to vote.

SUBMISSION OF STOCKHOLDER PROPOSALS

Any proposal intended to be presented by a stockholder at the Company's 2007 Annual Meeting of Stockholders must be received in writing at the Company's principal executive offices by no later than end of business on May 1, 2007.

By Order of the Board of Directors

/s/	Christine M. Carriker
Christine M. Carriker
Secretary

April 16, 2007